Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NexPoint Real Estate Finance, Inc. (the “Company”) for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jim Dondero, President of the Company, and Paul Richards, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2026	/s/ Jim Dondero
Jim Dondero President (Principal Executive Officer)

Dated: August 13, 2026	/s/ Paul Richards
Paul Richards Chief Financial Officer, Executive VP-Finance, Assistant Secretary and Treasurer (Principal Financial Officer)